Exhibit 99.3

Accentia Receives Official Designation as a Certified National

Community Development Entity (CDE) from the United States

Treasury Department

Designation Enables Company to Seek Suballocations of Grants from Established CDE’s and to Make Direct Application for Grants from the Annual $3.5 Billion New Market

Tax Credit (NMTC) Program at the U.S. Treasury to Facilitate Financings of

Biotechnology Products and Companies

Accentia Pioneered the use of NMTCs to Support Biotechnology Opportunities in 2006

TAMPA, FL—(BUSINESS WIRE)—Accentia Biopharmaceuticals (NASDAQ: ABPI—News) announces that its wholly-owned special purpose subsidiary, Biotech CDE, Inc., has received official notification from the U.S. Treasury that it has qualified as a national community development entity. This notification means that Biotech CDE, Inc. may now make direct applications to the U.S. Treasury Department for New Market Tax Credits (NMTCs) to support research, development, manufacturing, and commercialization of biopharmaceuticals in qualifying census tracts within the U.S. Accentia pioneered the use of NMTCs to support biopharmaceuticals during 2006 when the Company facilitated two different NMTC allocations aggregating approximately $19 Million from established CDEs to support biotechnology opportunities at its majority owned subsidiary, Biovest International, Inc., while stimulating economic growth in qualified low income areas.

The NMTC program is an approximately $3.5 billion annual congressional subsidy managed by the U.S. Treasury Department for the purpose of encouraging economic development in economically depressed census tracts in the U.S. By using NMTCs, CDEs are able to supplement debt and equity financings with grant money boosting total capital by about 40%.

Accentia intends to apply for NMTCs to assist its financing of products and companies within Accentia, and to facilitate financings of new products and companies that Accentia believes offer superior investment opportunities. Additionally through its new CDE, Accentia intends to develop relationships with established CDE’s to obtain suballocations of NMTCs for investment in the biotechnology market that will provide economic growth in qualified low income areas.

About Accentia Biopharmaceuticals

Accentia Biopharmaceuticals, Inc. and its subsidiaries (collectively referred to as the “Company” or “Accentia”) is a vertically integrated biopharmaceutical company focused on the development and commercialization of drug candidates that are in late-stage clinical development and typically are based on active pharmaceutical ingredients that have been previously approved by the FDA for other indications. Usually these drug candidates can access the accelerated 505(b)(2) regulatory approval pathway, which is generally less time-consuming and less expensive than the typical 505(b)(1) pathway that must be used for new chemical entities. The Company’s lead product candidate is SinuNase(TM), a novel application and formulation of a known therapeutic to treat chronic rhinosinusitis. SinuNase has been granted Fast Track status by the FDA and it is currently in a pivotal Phase 3 clinical trial. During this fiscal year, the Company also plans to file an Investigative New Drug (IND) for a pivotal Phase 3 clinical trial of Revimmune, to treat numerous autoimmune diseases with an initial indication targeting refractory relapsing-remitting Multiple Sclerosis. Revimmune is based on pulsed, ultra-high dosing of a well-known chemotherapeutic agent under a risk management program. Additionally, through an investment strategy, the Company has acquired the majority ownership interest in Biovest International, Inc. (“Biovest”), (BVTI.OB) and a royalty interest in Biovest’s lead drug candidate, BiovaxID(TM) and any other biologic products developed by Biovest. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID has been granted Fast Track status by the FDA. In addition to these product candidates, the Company has a specialty pharmaceutical business, which markets products focused on respiratory disease and an analytical consulting business that serves customers in the biopharmaceutical industry. For further information, visit the Company Web site at www.accentia.net.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Revimmune(TM) SinuNase(TM), BiovaxID(TM), AutovaxID(TM), SinuTest(TM) and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.

Contact:

Accentia Biopharmaceuticals, Inc., Tampa, FL

Susan Bonitz, PhD, 813-864-2554 - Extension: 277

sbonitz@accentia.net

or

The Investor Relations Group, New York

Investors:

Adam Holdsworth, 212-825-3210

or

Media:

Janet Vasquez, 212-825-3210